Exhibit 99.1

Verastem, Inc. Reports Year-End 2011 Financial Results

CAMBRIDGE, MA - Mar. 14, 2012— Verastem, Inc., (NASDAQ: VSTM) a biopharmaceutical company focused on discovering and developing drugs to treat breast and other cancers by targeting cancer stem cells, today reported financial results for the year ended December 31, 2011 and also commented on certain corporate accomplishments and plans.

“We achieved important milestones in the discovery and development of drugs targeting cancer stem cells last year and anticipate further progress this year,” said Christoph Westphal, M.D., Ph.D., Chairman, President and Chief Executive Officer of Verastem, Inc. “In particular, we acquired our focal adhesion kinase (FAK) program and are progressing two lead candidates, VS-4718 and VS-5095 in parallel through preclinical studies. In our Wnt/Beta-catenin program, VS-507 is currently in IND-enabling toxicology studies. We expect to initiate clinical trials with VS-507 and one of either VS-4718 or VS-5095 over the next 12-15 months.”

“We anticipate that the capital raised through our recently completed initial public offering will provide sufficient funds for operations into 2016,” said Robert Forrester, Chief Operating Officer of Verastem, Inc. “We believe that the IPO gives us the ability to maintain rights to our compounds through Phase 2 and provides the capital we need to do the right science and the right clinical trials without a financing overhang.”

Recent Accomplishments

Our significant recent accomplishments include the following:

•                  Completed our initial public offering, resulting in approximately $56.7 million of net proceeds to the Company.

•                  Acquired our FAK program and progressed the two lead candidates, VS-4718 and VS-5095, in parallel in preclinical studies.

•                  Progressed the Wnt/Beta-catenin program and initiated IND-enabling toxicology studies on VS-507.

•                  Utilized our proprietary and high-throughput cancer stem cell screening platform to discover additional cancer stem cell targets and product candidates.

•                  In-licensed three families of novel compounds discovered in a 300,000 compound screening campaign from the Broad Institute of Harvard and MIT.

•                  Broadened our cancer stem cell intellectual property portfolio on drug candidates and biomarkers through internal discoveries and exclusive in-licensing. One of our licensed patents on the seminal work of cancer stem cell development was granted in January 2012.

•                  Progressed the understanding of cancer stem cell biology. Multiple papers in the scientific journals Cell and PNAS by scientific cofounders Bob Weinberg, Eric Lander and Piyush Gupta were published in 2011.

•                  Bob Weinberg was honored at the 2011 ASCO meeting, where he received the Science of Oncology Award and gave the Plenary Keynote.

•                  Henri Termeer, former Chairman and CEO of Genzyme Corporation, joined our Board of Directors.

•                  Jonathan Pachter, Ph.D., former Head of Cancer Biology at OSI (now Astellas) joined as VP and Head of Research.

•                  Jose Baselga, M.D., Ph.D., Chief of Hematology/Oncology and the Bruce A. Chabner Chair in Hematology/Oncology at Massachusetts General Hospital Cancer Center, joined our Scientific Advisory Board.

Full Year 2011 Financial Results

As of December 31, 2011, Verastem had cash, cash equivalents, short-term investments and long-term investments of $56.8 million compared to $3.6 million on December 31, 2010. In February 2012, we received net proceeds from our IPO of approximately $56.7 million.

Net loss for the year ended December 31, 2011 was $13.7 million, or $10.59 per share applicable to common shareholders, as compared to $784,000, or $0.91 per share, for the period from August 4, 2010 (inception) to December 31, 2010 (2010 Period).  Net loss includes stock-based compensation expense of $1.6 million and $52,000 for the year ended December 31, 2011 and the 2010 Period, respectively.

For the year ended December 31, 2011, research and development expense was $9.9 million compared to $400,000 for the 2010 Period. The major components of research and development expense in 2011 were: contract research organizations ($3.7 million), payroll expense ($1.5 million), consulting fees ($1.3 million), laboratory supplies ($1.0 million), non-employee stock-based compensation ($1.0 million) and license fees ($842,000).

For the year ended December 31, 2011, general and administrative expense was $3.8 million compared to $384,000 for the 2010 Period. The major components of general and administrative expense in 2011 were: payroll expense ($1.4 million), consulting fees ($696,000), professional fees ($666,000), and non-employee stock-based compensation ($593,000).

Financial Guidance

Based on current operating plans we expect to have sufficient cash, cash equivalents, short-term investments and long-term investments to fund our research and development programs and operations into 2016.

Conference Call Information

The Verastem management team will host a conference call discussing the company’s financial results, recent developments and management’s outlook for 2012 on Wednesday, March 14, 2012 at 4:00 p.m. (ET). The call can be accessed by dialing 1-866-383-8108 five minutes prior to the start of the call and providing the passcode 67932059. A replay will be available approximately two hours after the completion of the call and can be accessed by dialing 1-888-286-8010 and providing the passcode 13404354. The replay will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can be accessed by visiting the investors section of the company’s website at www.verastem.com. A replay of the webcast will be archived on the company’s website for two weeks following the call.

About Verastem, Inc.

Verastem, Inc. (NASDAQ: VSTM) is a biopharmaceutical company focused on discovering and developing drugs to treat breast and other cancers by targeting cancer stem cells. Cancer stem cells are an underlying cause of tumor recurrence and metastasis. For more information please visit www.verastem.com.

Investor contact:

Brian Sullivan, 617-252-9314

bsullivan@verastem.com

Media contact:

Lacy Roosevelt, 617-520-7052

lroosevelt@webershandwick.com

Forward-looking statements:

Any statements in this press release about our strategy, future operations, future financial position, future expectations and plans and prospects for the Company, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements about the initiation of clinical trials of VS-507 and VS-4718 or VS-5095, our ability to maintain rights to our compounds and estimates regarding the sufficiency of our current cash, cash equivalents, short-term investments and long-term investments and the need for additional financing. Actual results may differ materially from those indicated by such forward-looking statements as result of various important factors, including the unproven nature of our approach to the discovery and development of product candidates that target cancer stem cells, our reliance on our proprietary compound screening technology for drug discovery, our strategy to acquire or in-license additional compounds and product candidates and the uncertainties inherent in preclinical testing and clinical trials, among other factors discussed in the “Risk Factors” section of the prospectus for our recently completed initial public offering, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Verastem, Inc.

(A development-stage company)

Unaudited Selected Balance Sheet Information

(in thousands)

	December 31,
	2011	2010
Cash and cash equivalents	$20,954	$3,584
Short-term investments	26,857	—
Working capital	44,795	3,228
Long-term investments	8,994	—
Total assets	59,037	3,604
Stockholders’ equity (deficit)	(12,691)	(687)

Verastem, Inc.

(A development-stage company)

Unaudited Condensed Statements of Operations

(in thousands, except per share amounts)

	Year ended December 31, 2011	Period from August 4, 2010 (inception) to December 31, 2010
Operating expenses:
Research and development	$9,883	$400
General and administrative	3,815	384
Total operating expenses	13,698	784

Loss from operations	(13,698)	(784)
Interest income	15	—
Net loss	$(13,683)	$(784)

Accretion of preferred stock	(32)	(2)

Net loss applicable to common stockholders	$(13,715)	$(786)

Net loss per share applicable to common stockholders—basic and diluted	$(10.59)	$(0.91)

Weighted-average number of common shares used in net loss per share applicable to common stockholders-basic and diluted	1,295	850